EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G/A with respect to the Common Stock of Castlight Health, Inc. dated as of February 14, 2022, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

MAVERICK CAPITAL, LTD.

By:	Maverick Capital Management, LLC, its General Partner

By:	Lee S. Ainslie III, Manager

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

MAVERICK CAPITAL MANAGEMENT, LLC

By:	Lee S. Ainslie III, Manager

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018

LEE S. AINSLIE III

By:	/s/ Mark Gurevich
Mark Gurevich
Under Power of Attorney dated March 15, 2018